UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2011

ResMed Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15317	98-0152841
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9001 Spectrum Center Blvd.

San Diego, California 92123

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 836-5000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Chief Executive Officer. On January 28, 2011, Kieran Gallahue announced his decision to resign from his position as Chief Executive Officer, President, and a director of ResMed Inc., which the board accepted, effective as of January 28, 2011. Mr. Gallahue will remain an employee until February 1, 2011. Mr. Gallahue’s resignation from our board of directors did not result from any disagreement with us over our strategy, operations, policies, or practices. Mr. Gallahue will not receive any severance benefits from us, nor will any of his unvested and outstanding equity awards vest in connection with his resignation.

After Mr. Gallahue’s resignation from our board of directors, the board reduced the authorized number of directors from eight to seven directors, also effective January 28, 2011.

(c) Appointment of Dr. Farrell as Interim Chief Executive Officer. In connection with Mr. Gallahue’s resignation, the board appointed Dr. Peter Farrell, our current Executive Chairman, to the additional position of our interim Chief Executive Officer and President, effective January 31, 2011. For the duration of Dr. Farrell’s assumption of the additional responsibilities of interim Chief Executive Officer and President, he will receive an annual base salary of $820,050, which represents the annual base salary we paid to Mr. Gallahue before his resignation, and represents an increase of $323,925 from Dr. Farrell’s current salary. We intend to conduct a search for a new chief executive officer.

Dr. Farrell is our founder and has been Chairman and a director since our inception in June 1989. He served as Chief Executive Officer from July 1990 until December 2007; from January 2008 Dr. Farrell has been ResMed’s Executive Chairman. From our formation in 1989 until September 2004, Dr. Farrell was also our President. He also currently serves as Chairman of the Executive Council of the Division of Sleep Medicine at Harvard Medical School and on faculty advisory boards at the University of California San Diego. Dr. Farrell is also a director of NuVasive, Inc., a NASDAQ-listed company, which develops and markets products for the surgical treatment of spine disorders, and is the non-executive chair of QRxPharma, a clinical-stage specialty pharmaceutical company listed on the Australian Stock Exchange.

Dr. Farrell’s son, Michael Farrell, is our Sr. Vice President, Strategic Business Unit – Sleep and became an executive officer on March 1, 2010. In Dr. Peter Farrell’s new role as interim Chief Executive Officer and President, Michael Farrell will report to Dr. Farrell. For more information on related parties, please refer to the “Certain Relationships and Transactions with Related Persons” section of our Proxy Statement filed on September 30, 2010.

On February 1, 2011, we publicly announced Mr. Gallahue’s resignation and the board’s appointment of Dr. Farrell as interim Chief Executive Officer and President in the press release attached as Exhibit 99.1 and incorporated here by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibits	Description of Document
99.1	Press Release, dated February 1, 2011

SIGNATURES

We have authorized the person whose signature appears below to sign this report on our behalf, in accordance with the Securities Exchange Act of 1934.

ResMed Inc.

Date: February 1, 2011	By:	/S/ DAVID PENDARVIS
	Name:	David Pendarvis
	Its:	Secretary, Global General Counsel and
Senior Vice President – Organizational Development

Exhibit Index

Exhibits	Description of Document
99.1	Press Release, dated February 1, 2011